Exhibit 99.1

EM&T to Host Operational Showcase of the Largest High-Performance Rare Earth Magnet Facility in Production Outside China on December 17, 2026, Anchoring Expansion to 10,000+ Metric Tons of Annual Capacity

The EM&T Board and executives will publicly showcase the largest high-performance rare earth magnet facility in production outside China as U.S. defense, drone, and automotive demand for non-China supply accelerates, ahead of January 1, 2027 DFARS sourcing restrictions and the planned U.S. expansion

MIAMI, FL, October 5, 2026 - Evolution Metals & Technologies Corp. (“EM&T” or the “Company”) (Nasdaq: EMAT), a U.S.-based critical materials and advanced manufacturing company, today announced that the Company will publicly showcase the largest high-performance rare earth magnet facility in production outside of China, at a ribbon-cutting ceremony on Thursday, December 17, 2026, in Pohang, South Korea. The flagship facility anchors the Company’s phased expansion of annual rare earth magnet production capacity, targeting more than 10,000 metric tons, and positions EM&T as a scaled, non-China source of high-performance rare earth permanent magnets for U.S. defense, unmanned aircraft systems (UAS), and automotive supply chains across the United States and allied markets.

Showcase Highlights:

●	Largest high-performance rare earth magnet facility in production outside China, located in Pohang, South Korea

●	Phased expansion targeting more than 10,000 metric tons of annual rare earth magnet production capacity

●	Positioned ahead of DFARS 252.225-7052, effective January 1, 2027, restricting Chinese-origin rare earth magnets in qualifying U.S. defense systems

●	Follows the August 13, 2026 White House proclamation imposing a 100 percent tariff on the most sensitive foreign unmanned aircraft and certain parts

●	Strategic offtake and trade discussions with defense and automotive commercial partners on site

●	Live magnet making, guided production-line tours, and an executive operational briefing on December 17, 2026

The operational showcase and ribbon-cutting ceremony will take place from 1:00 p.m. to 4:00 p.m. (KST) at the Company’s Pohang facility (46, Blue Seoro 2-gil, Donghae-myeon, Nam-gu, Pohang-si, Gyeongsangbuk-do, Republic of Korea). Confirmed attendees include senior government dignitaries, institutional investors, defense and automotive commercial partners, Company leadership, and international media. The program will feature an executive operational briefing, guided technical tours of active production lines and live magnet making, formal addresses by visiting dignitaries, and a ribbon-cutting ceremony. The afternoon will conclude with executive interviews, bilateral discussions to explore strategic offtake and trade opportunities, and an executive networking reception featuring live music and traditional Korean barbecue. A live webcast of the executive operational briefing will be available at investors.evolution-metals.com.

“On December 17, we will publicly inaugurate what we believe is the largest high-performance magnet facility in production outside of China,” said David Wilcox, Executive Chairman of EM&T. “This is a first step in taking production the Company has already proven in Korea to the next level. With DFARS 252.225-7052 taking effect on January 1, 2027 to restrict Chinese-origin rare earth magnets in qualifying U.S. defense systems, and following the August 13, 2026, White House proclamation imposing a 100 percent tariff on the most sensitive foreign unmanned aircraft and certain parts, the demand for secure supply chains is urgent. EM&T is built to serve as that definitive manufacturing solution for the United States and its partnered commercial markets. Pohang is where that solution is already running at commercial scale, and it is the platform from which we will build in the United States.”

“Our Pohang facility represents the operational foundation for EM&T’s next phase of commercial growth,” said Frank Moon, Chief Executive Officer of EM&T. “The plant is intended to support the expansion of annual rare earth magnet production to more than 10,000 metric tons per annum, from the operating base the Company already runs in Korea. That is the scale this next stage of production requires. Defense, unmanned aircraft, and automotive customers are seeking secure, non-China magnet supply, and Pohang is where EM&T is producing it today.”

To attend the event in Pohang, South Korea, please RSVP to RSVP@evolution-metals.com.

About Evolution Metals & Technologies Corp.

Evolution Metals & Technologies Corp. (Nasdaq: EMAT) is a U.S.-based critical materials and advanced manufacturing company for rare earth permanent magnets, battery materials, and related critical minerals and technologies. By leveraging proven commercial-scale operations, advanced processing technologies, and strategic partnerships, EM&T operates what it believes is the only vertically integrated critical materials supply chain spanning end-of-life electronics and batteries, high-grade concentrates, and the manufacture of finished rare earth magnets (including high-performance rare earth magnets) and battery materials. For additional information, please visit investors.evolution-metals.com and follow the Company on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the ribbon-cutting ceremony on Thursday, December 17, 2026, including its timing, format, attendance, program, and live magnet making; the Company’s characterization of the Pohang facility; the planned expansion of annual rare earth magnet production capacity in Pohang toward approximately 10,000 metric tons; the January 1, 2027 effective date and scope of DFARS 252.225-7052 and the Company’s ability to help address related sourcing needs; the August 13, 2026 White House proclamation on unmanned aircraft systems and its parts and components, and the demand for rare earth permanent magnets that may result; the Company’s planned U.S. buildout; and EM&T’s strategy, business plans, and growth opportunities. These forward-looking statements, together with terms such as anticipate, expect, intend, may, will, should, believe, plan, and other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Such risks include, among others, changes to the event date, time, program, venue, or attendance; delays in facility readiness, equipment installation, or commissioning; the Company’s ability to conduct live magnet making as planned; changes in the DFARS 252.225-7052 effective date, scope, or waiver practices; changes in tariff rates, scope, or timing applicable to unmanned aircraft and their parts; the availability of feedstock, working capital, and customer qualifications; the Company’s ability to execute its planned U.S. expansion; and the other risks described in EM&T’s filings with the U.S. Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date made. EM&T undertakes no obligation to update any forward-looking statement except as required by law. Additional information concerning factors that may affect EM&T’s expectations and projections is contained in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026, its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026, filed with the SEC on August 17, 2026, including the disclosures under “Risk Factors” therein, and other documents filed or to be filed with the SEC by EM&T. SEC filings are available at www.sec.gov.

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